UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

Freedom Leaf, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-190067	46-2093679
(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(877) 442-0411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities.

On June 8, 2016, Freedom Leaf, Inc. (the “Company”) issued 264,010 shares of the Company’s Series A Preferred Stock to Richard C Cowan, a Board Member in consideration of cancellation of 26,401,000 shares of common stock and issued 684,012 shares of the Company’s Series A Preferred Stock to Clifford J Perry, CEO in consideration of cancellation of 68,401,200 shares of common stock resulting in 88,088,756 shares of common stock being outstanding as of June 8, 2016.

The securities issued were issued pursuant to exemptions from registration requirements relying on Section 4(a)(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933, as there was no general solicitation, and the transactions did not involve a public offering.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2016, the Company filed a Certificate of Amendment to its Articles of Incorporation to (i) authorize the issuance of 10,000,000 shares of “blank-check” preferred stock, meaning that the Board of Directors has the authority to determine the rights, preferences and limitations associated with the preferred stock, without having to seek a vote of the shareholders of the Company; and (ii) designate 1,000,000 shares of preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock entitles the holder to 500 votes on all matters submitted to a vote of the Company’s stockholders and is convertible at the election of the holder into 100 shares of common stock.

The foregoing description of the Certificate of Amendment is qualified in its entirety by the full text of such Certificate, filed as Exhibit 3.1 hereto, and incorporated by reference in this report.

Item 9.01       Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

3.1       Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2016

FREEDOM LEAF, INC.

By: /s/ Clifford J. Perry
Clifford J. Perry
Chief Executive Officer & Director